                                                                    Exhibit 22.1

LIST OF SUBSIDIARIES


Novellus Systems, Ltd.                             Nippon Novellus Systems, KK
Unit 1EB, Bishops Weald House,                     K5P Bldg., R&D C-10F,
Albion Way,                                        3-2-1 Sakado, Takatsu-Ku, Kawasaki-shi
Horsham, West Sussex                               Kanagawa-ken 213, Japan
RH12 1AH, England                                  T 81.44.850.1777
T 44.1403.265550                                   F 81.44.850.1778
F 44.1403.266554

Novellus Systems, BV                               Novellus Systems Korea
Dillenburgstraat 5 B                               2F DaeWoo Engineering Bldg., 9-3 SuNae-Dong,
5652 AM Eindhoven                                  BunDang-Ku, SungNam City, KyungKi-Do 463-020 Korea
The Netherlands                                    T 82.342.738.1114
T 31.40.291.8010                                   F 82.342.714.9921
F 31.40.257.3590

Novellus Systems GmbH                              Novellus Systems Taiwan
Koenigsbruecker Strasse 150 B,                     5F-1, No. 295, Sec. 2
D - 01099 Dresden,                                 Kwang Fu Road
Germany                                            Hsin-Chu City, Taiwan 30801 R.O.C.
T 49.351.89252.10                                  T 886.35.730550
F 49.351.89252.20                                  F 886.35.730553

Novellus Systems Ireland Ltd                       Novellus Systems Semiconductor
IR4-1-10,                                          Equipment Shanghai Co., Ltd
Collinstown Industrial Park,                       603-611 No. 300
Leixlip                                            Tian-Lin Bldg., Tain-Lin Road
Co. Kildare., Ireland                              Shanghai 200233, China
T 353.1.606.5247                                   T 86.21.6485.3889
F 353.1.606.5180                                   F 86.21.6485.1282

Novellus Systems Israel Ltd                        Novellus Singapore Pte Ltd.
Asia House, 4 Weizmann Street                      101 Thomson Road
64239 Tel-Aviv                                     #21-01/02 United Square
Israel                                             Singapore 307591
                                                   T 65.353.9288
                                                   F 65.353.6833

Novellus Systems SARL
Parc de la Julienne, Bat. D, 1 er etage,
91830 Le Coudray - Montceaux
France
T 33.1.64.93.7070
F 33.1.64.93.8787

Novellus Systems Spain
Avenida Diagonal, 482
Barcelona 08006
Spain
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